UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 29, 2015

ORBITAL ATK, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45101 Warp Drive Dulles, Virginia	20166
(Address of principal executive offices)	(Zip Code)

(703) 406-5000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Refinancing of Credit Facilities and Closing of $400 million 5.50% Senior Notes due 2023

On September 29, 2015, Orbital ATK, Inc. (the “Company”) completed its previously announced refinancing (the “Refinancing”) of its existing senior secured credit facilities (collectively, the “Existing Credit Facility”), consisting of a $700 million revolving credit facility, a $1,010 million term loan A, an additional $150 million term loan A and a $250 million term loan B, by entering into new $1.8 billion senior secured credit facilities (collectively, the “New Credit Facility”), consisting of a five-year $800 million term loan A (the “Term Loan A”) and a five-year $1.0 billion revolving line of credit (the “Revolving Credit Facility”). On September 29, 2015, in connection with the Refinancing, the Company completed its previously announced offering of $400 million in aggregate principal amount of 5.50% senior notes due 2023 (the “Notes”). The Notes and the New Credit Facility are described in more detail below.

Indenture and 5.50% Senior Notes due 2023

The Notes were issued pursuant to an indenture dated as of September 29, 2015 (the “Indenture”) among the Company, certain subsidiaries of the Company party thereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Notes will mature on October 1, 2023. Interest on the Notes accrues at the rate of 5.50% per annum and is payable semi-annually in cash, in arrears on April 1 and October 1 of each year, commencing on April 1, 2016.

The Notes will be irrevocably and unconditionally guaranteed on a joint and several basis by each of the Company’s restricted subsidiaries that from time to time guarantee the Company’s debt under the New Credit Facility or any of the Company’s capital markets debt securities (including the Subsidiary Guarantors).

The Notes and the guarantees are the Company’s and the Subsidiary Guarantors’ general unsecured and unsubordinated obligations and rank equally in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of the Company’s and the Subsidiary Guarantors’ existing and future subordinated indebtedness.

The Company may redeem some or all of the Notes prior to October 1, 2018 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, plus a “make-whole” premium. The Company may redeem some or all of the Notes on or after October 1, 2018 at redemption prices specified in the Indenture. In addition, at any time prior to October 1, 2018, the Company may redeem, on one or more occasions, up to 35% of the Notes at a redemption price equal to 105.50% of the principal amount thereof, plus accrued and unpaid interest, if any, up to the date of redemption with net proceeds of certain equity offerings.

Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Company to offer to purchase all or a portion of such holder’s Notes at a purchase price in cash of 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur or guarantee more debt, (ii) pay dividends and make distributions or repurchase shares or subordinated debt, (iii) make investments, (iv) create liens, (v) enter into restrictions on the ability of its restricted subsidiaries to make distributions, loans or advances to the Company, (vi) sell assets, (vii) engage in certain types of transactions with affiliates, and (viii) merge or consolidate with other companies or sell substantially all of its assets. These covenants are subject to a number of exceptions, limitations and qualifications as set forth in the Indenture.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Indenture and the form of the Notes are attached as Exhibits 4.1 and 4.2 hereto, respectively, and each is incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company and the Subsidiary Guarantors entered into a registration rights agreement dated September 29, 2015 with the initial purchasers of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Notes Guarantors are required to, among other things, (i) use their reasonable best efforts to cause a registration statement with respect to an offer to exchange the Notes for registered notes having substantially the same terms as the Notes to become effective not later than 240 days after the issue date of the Notes and (ii) upon the effectiveness of such registration statement, commence the exchange offer. In addition, the Company and the Notes Guarantors may be required to file a shelf registration statement to cover resales of notes under certain circumstances described in the Registration Rights Agreement.

If: (1) the Company fails to consummate the exchange offer prior to the 270th day after the issue date of the Notes, (2) a shelf registration statement, if required, has not become effective on or before the 30th day after the Shelf Filing Deadline (as defined in the Registration Rights Agreement) or (3) a required registration statement is filed and declared effective but thereafter ceases to be effective or usable (subject to certain exceptions) during the applicable periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (3) above, a “Registration Default”), then the interest borne by the Notes will increase by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and will further increase by 0.25% per annum at the end of the subsequent 90-day period, but in no event will such increase exceed 0.50% per annum.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual terms of the agreement. A copy of the Registration Rights Agreement is attached as Exhibit 4.3 hereto and is incorporated by reference herein.

New Credit Facility

On September 29, 2015, the Company entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, relating to the New Credit Facility. The Credit Agreement replaced the Company’s Third Amended and Restated Credit Agreement dated as of November 1, 2013 relating to the Existing Credit Facility.  All letters of credit outstanding under the terminated credit agreement were transferred to the Credit Agreement.

The New Credit Facility has a scheduled maturity date of September 29, 2020 (the “Maturity Date”). The Term Loan A is subject to quarterly principal payments of $10 million with the remaining balance due on the Maturity Date. There are no scheduled principal payments under the Revolving Credit Facility. Any outstanding revolving loans will be payable in full on the Maturity Date. In addition, the Credit Agreement provides for mandatory principal prepayments on the loans outstanding under the New Credit Facility under certain circumstances.

The Credit Agreement permits the Company to utilize up to $400 million of the Revolving Credit Facility for the issuance of standby letters of credit and $75 million for swingline loans.  The Company has the option to incur additional term loans and to increase the amount of the Revolving Credit Facility in an aggregate principal amount for all such incremental term loans and revolving credit facility increases of up to the greater of (x) $750 million and (y) an amount such that the consolidated senior secured leverage ratio of the Company would not be greater than 2.50 to 1.00, to the extent that any one or more lenders, whether or not currently party to the Credit Agreement, commits to be a lender for such amount.  Borrowings under the Term Loan A and the Revolving Credit Facility bear interest at a base rate plus an applicable margin ranging from 0.25% to 1.00%, or, at the election of the Company (except with regard to swingline loans), LIBOR plus an applicable margin ranging from 1.25% to 2.00%, with either such margin varying according to the Company’s consolidated total leverage ratio.  Fees are payable on outstanding letters of credit (x) in the case of financial or documentary letters of credit, at a rate equal to the applicable margin for LIBOR loans and (y) in the case of performance letters of credit, at a rate equal to 75% of the applicable margin for LIBOR loans, and the Company is required to pay a commitment fee for the unused commitments under the Revolving Credit Facility, if any, at a quarterly rate ranging from 0.20% to 0.35% depending on the Company’s consolidated total leverage ratio.

The Company’s obligations under the Credit Agreement are guaranteed by the Subsidiary Guarantors and from time to time certain of its other restricted subsidiaries pursuant to the Credit Agreement and secured by substantially all of the Company’s and such subsidiaries’ assets, including contract accounts receivable, deposit accounts, intellectual property, investment property, inventory, and equipment, but excluding owned real estate and other exceptions, pursuant to a Security and Pledge Agreement, dated September 29, 2015, with Wells Fargo, as Administrative Agent.

The Credit Agreement contains customary covenants limiting the ability of the Company and its restricted subsidiaries to, among other things, pay cash dividends, incur debt or liens, redeem or repurchase Company stock, enter into transactions with affiliates, make investments, merge or consolidate with others or dispose of assets.  In addition, the Credit Agreement contains financial covenants requiring the Company to maintain a total consolidated leverage ratio of not more than 4.0 to 1.0 and an interest coverage ratio of at least 3.0 to 1.0.  If the Company does not comply with the covenants in the Credit Agreement the lenders may, subject to customary cure rights, require the immediate payment of all amounts outstanding under the New Credit Facility and foreclose on the collateral.

The foregoing description of the New Credit Facility is qualified in its entirety by reference to the actual terms of the Credit Agreement and the Security and Pledge Agreement. Copies of the Credit Agreement and the Security and Pledge Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the headings “5.50% Senior Notes due 2023,” “Registration Rights Agreement” and “New Credit Facility” are incorporated by reference into this Item 2.03

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure contained in Item 1.01 above is incorporated by reference herein. The Indenture and the Credit Agreement described in Item 1.01 contain covenants that restrict the Company’s ability to pay dividends in certain circumstances.

Item 8.01. Other Events.

On September 29, 2015, the Company issued a press release announcing the closing of the Refinancing, including the closing of the New Credit Facility and the Notes. This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of September 29, 2015, among Orbital ATK, Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 5.50% Senior Notes due 2023 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated September 29, 2015, by and among Orbital ATK, Inc.,

the subsidiaries of Orbital ATK, Inc. party thereto and Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein.

10.1

Credit Agreement, dated as of September 29, 2015, by and among Orbital ATK, Inc., as Borrower, the subsidiaries of the Borrower party thereto as Guarantors, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Bank, National Association, Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, N.A., U.S. Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Issuing Lenders, Wells Fargo Bank, National Association and U.S. Bank, National Association, as Swingline Lenders, Wells Fargo Securities, LLC, CitiGroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, U.S. Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Bookrunners, CitiGroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Co-Syndication Agents, and U.S. Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and SunTrust Bank, as Co-Documentation Agents.

10.2	Security and Pledge Agreement, dated as of September 29, 2015, among Orbital ATK, Inc., the other Obligors party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

99.1	Press Release, dated September 29, 2015, announcing the closing of the Refinancing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL ATK, INC.

	By:	/s/ Garrett E. Pierce
Name: Garrett E. Pierce
Title: Chief Financial Officer

Date: September 29, 2015

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of September 29, 2015, among Orbital ATK, Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 5.50% Senior Notes due 2023 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3

Registration Rights Agreement, dated September 29, 2015, by and among Orbital ATK, Inc., the subsidiaries of Orbital ATK, Inc. party thereto and Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein.

10.1

Credit Agreement, dated as of September 29, 2015, by and among Orbital ATK, Inc., as Borrower, the subsidiaries of the Borrower party thereto as Guarantors, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Bank, National Association, Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, N.A., U.S. Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Issuing Lenders, Wells Fargo Bank, National Association and U.S. Bank, National Association, as Swingline Lenders, Wells Fargo Securities, LLC, CitiGroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, U.S. Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Bookrunners, CitiGroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Co-Syndication Agents, and U.S. Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and SunTrust Bank, as Co-Documentation Agents.

10.2	Security and Pledge Agreement, dated as of September 29, 2015, among Orbital ATK, Inc., the other Obligors party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

99.1	Press Release, dated September 29, 2015, announcing the closing of the Refinancing.